                                                                     EXHIBIT 4.3

                        JOINDER TO REGISTRATION AGREEMENT

      THIS JOINDER TO REGISTRATION AGREEMENT (this "Joinder") is executed as of May __, 2004, by and among Bostrom Holding, Inc., a Delaware corporation (the "Company"), and the Persons listed on Schedule A attached hereto (the "New Investors").

      WHEREAS, the Company, Onex Corporation, J2R Partners VII and certain other stockholders of the Company are party to that certain Registration Agreement, dated as of October 5, 2000, as amended (the "Registration Agreement"). Capitalized terms used but not defined herein have the meaning given to them in the Registration Agreement.

      WHEREAS, the New Investors have acquired shares in the Company pursuant to that certain Agreement and Plan of Merger, dated even herewith, by and between the Company, Trim Merger Co., and Trim Systems, Inc.

      WHEREAS, the Company desires to provide the New Investors rights under the Registration Agreement as set forth herein.

      NOW, THEREFORE, the parties hereto agree as follows:

      1. Joinder. The parties hereto agree that, by and upon execution of this Joinder, each New Investor shall be a party to the Registration Agreement, (ii) shall be an "Investor" (as such term is defined in the Registration Agreement) and (iii) shall be entitled to the rights and benefits and subject to the duties and obligations of an Investor thereunder, as fully as if such New Investor had been an original signatory thereto in such capacity.

      2. Continuing Effect. Other than as modified in accordance with the foregoing provisions, the remaining terms of the Registration Agreement remain in full force and effect.

      3. Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

      4. Governing Law. All questions concerning the construction, validity and interpretation of this Joinder shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of Delaware.

      5. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                                    * * * * *

      IN WITNESS WHEREOF, this Joinder has been entered into as of the date first above written.

                                BOSTROM HOLDING, INC.

                                By:  ______________________________
                                Name:______________________________
                                Its: ______________________________

                                ONEX DHC LLC

                                By:  ______________________________
                                Name:______________________________
                                Its: ______________________________

                                TRIM SYSTEMS EXECUTIVE INVESTCO LLC

                                By:  ______________________________
                                Name:______________________________
                                Its: ______________________________

                                TRIM SYSTEMS EXECUTIVE INVESTCO II LLC

                                By:  ______________________________
                                Name:______________________________
                                Its: ______________________________

      [Continuation of signature page to Joinder to Registration Agreement]

                                AMON CANADIAN INVESTMENTS, LTD.

                                By:  ______________________________
                                Name:______________________________
                                Its: ______________________________

                                MHON CANADIAN INVESTMENTS, LTD

                                By:  ______________________________
                                Name:______________________________
                                Its: ______________________________

                                J2R PARTNERS II

                                By:  ______________________________
                                Name:______________________________
                                Its: ______________________________

                                ______________________________________
                                Marni L. Johnson

                                ______________________________________
                                Ronald A. Johnson

                                ______________________________________
                                Robert R. Hibbs

                                ______________________________________
                                Eric L. Hupp

                                ______________________________________
                                Michael Szczepanski

                                ______________________________________
                                Cleve S. Blunt

      [Continuation of signature page to Joinder to Registration Agreement]

                                ______________________________________
                                Jim Lindsey

                                ______________________________________
                                Frank Lolli

                                ______________________________________
                                Greg Stepanek

                                ______________________________________
                                Chad Utrup

                                ______________________________________
                                Richard Steele

                                ______________________________________
                                Robert C. Chastain

                                ______________________________________
                                Robert Averitt

                                ______________________________________
                                Mervin Dunn

                                ______________________________________
                                Douglas P. Liehr

                                ______________________________________
                                Kevin Richards

                                ______________________________________
                                James Williams

                                ______________________________________
                                Clint Arney

                                ______________________________________
                                William G. Szuch

                                   Schedule A

ONEX DHC LLC
TRIM SYSTEMS EXECUTIVE INVESTCO LLC
TRIM SYSTEMS EXECUTIVE INVESTCO II LLC
AMON CANADIAN INVESTMENTS, LTD.
MHON CANADIAN INVESTMENTS, LTD
J2R PARTNERS II
Marni L. Johnson
Ronald A. Johnson
Robert R. Hibbs
Eric L. Hupp
Michael Szczepanski
Cleve S. Blunt
Jim Lindsey
Frank Lolli
Greg Stepanek
Chad Utrup
Richard Steele
Robert C. Chastain
Robert Averitt
Mervin Dunn
Douglas P. Liehr
Kevin Richards
James Williams
Clint Arney
William G. Szuch